Exhibit 99.1

Remarks of Raymond V. Gilmartin,
Chairman, President, and Chief Executive Officer,
Merck & Co., Inc.
at the
2004 Annual Business Briefing
Whitehouse Station, New Jersey

Dec. 14, 2004

     Good morning and welcome to Merck. We are pleased to have you with us today and appreciate your coming. We look forward to the opportunity to share with you our perspectives on 2004 and our vision for Merck for 2005 and beyond.

     On the afternoon of Sept. 24, Dr. Peter Kim, President of Merck Research Laboratories, called to alert me to information he had received just that morning. The information was from an independent, external board of physicians and scientists monitoring the safety of patients in a major trial on VIOXX. He told me that in the trial we sponsored – known as APPROVe – there was an increased risk of confirmed cardiovascular events beginning after 18 months of continuous daily treatment in patients taking VIOXX compared to those taking placebo.

     That call triggered a series of events that led, within four days of that call, to Merck contacting the FDA to tell them that we were going to voluntarily withdraw VIOXX from the market.

     The decision that we made to withdraw VIOXX was difficult in several ways. VIOXX was the only nonsteroidal anti-inflammatory medicine or NSAID that was demonstrated to provide pain relief similar to high-dose NSAIDs and proven to reduce the risk of developing debilitating gastrointestinal side effects compared to those on NSAIDs. This was an important benefit for many who suffered from the pain of arthritis and other conditions. An estimated 15,000 Americans die each year from gastrointestinal bleeding associated with NSAID use.

     Many patients counted on VIOXX to help them when no other medicine would. We believed that it would have been possible for Merck to continue to market VIOXX with labeling that would incorporate the new data.

     On another level, however, the decision we made to withdraw VIOXX was easy. Given the availability of alternative therapies and the questions raised by the data, withdrawing VIOXX was consistent with an ethic that has driven Merck actions and decisions for more than one hundred years. Merck puts patients first.

     I would like to make three points clear at the outset.

     First, the Food and Drug Administration approved VIOXX only after Merck had extensively studied the medicine and found it to be safe and effective. Merck continued to extensively study VIOXX after it was approved for marketing to gain more clinical information about the medicine.

     Second, since the time Merck submitted a New Drug Application for VIOXX to the FDA, we have promptly disclosed the results of numerous Merck-sponsored studies, including the VIGOR study, to the FDA, physicians, the scientific community and the media and participated in a balanced, scientific discussion of its risks and benefits.

     Third, until APPROVe, the combined data from randomized controlled clinical trials showed no difference in confirmed cardiovascular event rates between VIOXX and placebo and VIOXX and NSAIDs other than naproxen. And we only found an increased risk of cardiovascular events in APPROVe because Merck continued to study VIOXX for such a long time period. When data from the APPROVe study became available, Merck acted quickly to voluntarily withdraw the medicine from the market.

     We are confident that a careful and complete examination of Merck’s conduct shows that, at all times, we acted responsibly and in a manner consistent with Merck’s commitment to patient safety and our rigorous adherence to scientific investigation, openness and integrity.

     Throughout Merck’s history, it has been our rigorous adherence to scientific investigation, openness and integrity that has enabled us to bring new medicines to people who need them. I am proud that we followed that same rigorous scientific process at every step of the way with VIOXX.

     Following the withdrawal of VIOXX, we acted swiftly to respond to the effect that voluntary action would have on Merck.

We moved quickly to redeploy our sales force, to immediately capitalize on opportunities to grow our in-line products, as well as support anticipated launches of muragilitzar, a first-in-class treatment for Type 2 diabetes, which we expect to be filed later this month, and of four new vaccines, one of which we submitted recently, with filings for the other three expected in either the second quarter or the second half of 2005.

We promptly re-balanced our supply chains to make maximum use of our flexible manufacturing plants to handle new products. That flexibility will save us approximately $300 million in capital costs and means we will be able to meet demand without the need to hire about 300 additional personnel.

And we further accelerated our efforts to file applications with the FDA for vaccines already in late stage development.

All of these actions are already well-underway.

     Having taken these actions, our focus now is on the future – on renewing the growth of the company. The situation we face is not business as usual, but at the same time, we also recognize that the long-term growth strategy we have been carrying out is still very much the right one, given the environment in which Merck – and the industry – will be operating in the years ahead.

     The primary attribute of the environment in which we are and will continue to operate is simply stated: patients, physicians, and payers will continue to demand ever greater value from the drugs we offer.

Patients, who are increasingly informed about and engaged in their health care choices, want true clinical benefit from the medicines they take.

Physicians, who are increasingly demanding clear, concise information that is relevant to their practice and respects the demands on their time, look to Merck, more than ever before, to provide high quality clinical and scientific educational materials and programs.

And payers, who are under growing pressure to contain costs, want the medicines we offer to provide true clinical benefit – and not offer just another “me too” – and they want them available at a competitive price.

Added to these demands are the opportunities and challenges offered by the revolution in the biosciences and by the technological revolution that is transforming drug discovery and development.

     Taken together, all of these factors have caused us to change, in a very fundamental way, just about everything we do here at Merck, across the entire company. The only things we haven’t changed are our commitments to patient safety, to the highest ethical standards, and to excellence and integrity in our science. These values are the foundation on which this company is built and our commitment to them is unshakeable.

     While always honoring those core values, we have completely re-examined everything we do here at Merck, to find new and effective ways to improve our ability to discover and develop novel medicines that provide true clinical value to patients at competitive prices.

     Consequently, we have substantially changed – and are continuing to change – the way we approach every aspect of our business, from the drug discovery process to the way in which we bring new medicines and vaccines to market. More recently, in response to the voluntary withdrawal of VIOXX, we have accelerated the pace at which we are implementing these changes, as we will detail for you throughout the course of the day.

     I’d like to take a few minutes here at the start of our time together to highlight some of the most important changes.

     To begin with, we are achieving impressive progress in changing the drug discovery and development process by making use of the benefits of the scientific revolution now underway and by implementing smart practices and procedures at every stage. As a result:

We are working to increase the probability of success in the labs and accelerating both early and late stage development efforts;

We are achieving significant improvements in the progression of compounds through our pipeline, and are bringing an increased number of new mechanism compounds into the pipeline;

We are improving our prospects for success through external licenses and alliances. As recently as 1999, we closed on just 10 licensing deals. This year, we expect to close on 50 such transactions, which run from research collaborations, pre-clinical and clinical compounds, and technology transactions – a five-fold increase over just five years; and

With the exception of the delay in approval of ARCOXIA, we are on or ahead of schedule with our regulatory submissions and late stage programs for all other new product candidates.

     All of these actions will allow us to discover and develop the novel drugs the market demands, which, in turn, will drive earnings and cash flow and thus shareholder value.

     Next, we are making impressive progress in permanently reducing our cost structure company-wide. Indeed, we have succeeded in accelerating initiatives already underway, resulting in increased cost savings earlier than anticipated.

By the end of this year, we will have eliminated 5,100 positions throughout the company, exceeding the target of 4,400 positions we announced in October of last year. This will result in about $300 million in savings in 2005, achieving the high end of our original estimate.

We anticipate that our inventory reduction efforts will realize another $300 million in cost savings by 2006, while our capital initiatives are on track to generate more than $600 million in savings by 2008.

The changes we have made to procurement are expected to generate another $1.2 billion in savings through 2008, while our shared services program will deliver additional significant savings down the road.

Furthermore, we expect the savings we are generating in manufacturing to continue to offset inflation.

     These actions will enable us to offer our novel medicines at the competitive prices the market demands.

     Next, we have undertaken a market-driven redesign of our marketing and selling model, as well as of our managed care model, to deliver greater value to providers and payers.

We are reducing the number of products our representatives cover, giving them increased knowledge of disease and treatment options to share with providers, and each of our reps is working with fewer physicians, so they can give each of the providers with which they interact greater focus.

We are customizing our disease information, patient education, and formulary information to meet the needs of the physician practice and managed care environment.

We are making ever-greater use of the “e-channel,” making a variety of Merck resources – such as product and disease information, patient education, and guidelines and risk assessment tools – readily available to providers on their desk-tops.

We are working closely with health plans to enhance appropriate utilization of our products and improve overall care, and to help promote access, we are working with both providers and payers to support the success of the Medicare Drug Benefit in 2006.

     These initiatives are enabling us to provide providers and payers with the extra-value added they want from their interactions with Merck, while allowing us to support both our in-line products and our new products more efficiently and effectively.

     All of these efforts are made possible because of Merck’s strong financial foundation. Our financial strength enables us to invest in the business to drive growth, as well as supports significant shareholder returns. We are committed to maintaining annual dividends in excess of $3 billion and to continuing share repurchases from operating cash flow.

     Merck’s financial strength is reinforced by strong future cash flow generation potential. Our conservative financial management – with continued negative debt – allows us to invest in business growth. Our financial strength also allows us to continue to aggressively seek the sort of external growth opportunities, ranging from pre-clinical compounds to in-line products, that are adding real value to our pipeline. Our financial strength is both the foundation and the engine of our future growth as a company.

     We are not operating under “business as usual” in any sense. We are continuing and accelerating the process of change which will position Merck to best meet the demands of the market and the challenges the current environment poses.

     This strategy, and the steps we have underway to implement it, also allows us to reaffirm our guidance for 2004 and 2005.

     Our full-year 2004 earning per share guidance of $2.59 to $2.64 includes the expectation that our voluntary withdrawal of VIOXX will negatively affect full-year earnings per share by fifty to fifty-five cents.

     For 2005, Merck anticipates full-year earnings per share of $2.42 to $2.52. This guidance does not reflect the establishment of reserves for any potential liability to claimants relating to the VIOXX lawsuits. This guidance also does not reflect any changes currently under consideration by the Financial Accounting Stands Board in the way companies, including Merck, account for stock options. Furthermore, this guidance does not include any one-time impacts that may result from the repatriation of permanently reinvested off-shore earnings under the American Jobs Creation Act. However, this guidance does reflect both actions taken in response to the VIOXX withdrawal and our investments in R&D and in marketing and sales to renew the growth of the Company.

     Included in this guidance is full funding of research and development in 2005. Our core internal R&D spending is growing in both basic and clinical to fully leverage the existing pipeline and continue discovery research. 2004 was a very productive year for us in licensing, including muraglitazar from Bristol Myers Squibb – a late Phase III compound with its significant milestone payments, including a $100 million upfront payment; gaboxadol, in Phase III from Lundbeck, with its $70 million upfront payment; the acquisition of Aton, which resulted in a $125 million charge for in-process R&D; and three other deals for compounds already in clinical trials.

     We will continue our aggressive licensing strategy in 2005 – and we will fund whatever is needed to capture new pipeline opportunities. While we still have funded our anticipated continued success in licensing, it is too early to expect that we will see the same level of large transactions in 2005. Therefore, we are guiding for R&D spending for 2005 at the same level as 2004. And as I said a moment ago, this guidance plans for growth in both basic and clinical development in 2005.

     Also included in this guidance are marketing and administration expenses. It reflects our redeployment of VIOXX personnel, including sales force, to benefit existing franchises and to support upcoming launches. We recently announced the filing of a new childhood vaccine that adds chicken pox to the measles, mumps, and rubella vaccine. Additionally, we anticipate the submission later this month of muraglitazar, a first-in-class treatment of Type 2 diabetes, in which we are collaborating with Bristol-Myers Squibb. During 2005, we plan to submit vaccines for rotavirus, human papillomavirus, and the pain associated with shingles.

     This past year has presented us with an extraordinary challenge. But we have met this challenge in a manner consistent with our commitments to patient safety, the highest standards of ethics, and scientific excellence. We moved quickly to respond to the effects of our voluntary withdrawal of VIOXX on the company, and the actions we took are producing results.

     In addition, consistent with our strategy for growth, we have accelerated changes already underway to meet the opportunities and challenges we face given the demands of the market and of the environment in which we operate. As a result, Merck is moving forward into 2005 well-positioned to achieve the future long-term growth to which we are committed.

     Thank you.

     Now I am pleased to present Dr. Peter Kim, the president of Merck Research Labs.

Forward-Looking Statement

     These remarks contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in these remarks should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the cautionary statements in Item 1 of Merck’s Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and Form 8-K which the company incorporates by reference.